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                                                                   EXHIBIT 10.19

                               UGI UTILITIES, INC.
                                 SEVERANCE PLAN
                             FOR EXEMPT EMPLOYEES IN
                             SALARY GRADES 34-37 AND
                               SALARY GRADES 18-23

                            EFFECTIVE JANUARY 1, 1999

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                                TABLE OF CONTENTS

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ARTICLE         SUBJECT MATTER                                                                         PAGE
-------         --------------                                                                         ----
ARTICLE I       INTRODUCTION.......................................................................      1
                1.1    Background..................................................................      1
                1.2    Purpose of Plan.............................................................      1
                1.3    Term of Plan................................................................      1

ARTICLE II      DEFINITIONS........................................................................      2
                2.1    "Benefit"...................................................................      2
                2.2    "Compensation"..............................................................      2
                2.3    "Effective Date"............................................................      2
                2.4    "Employee"..................................................................      2
                2.5    "Employer"..................................................................      2
                2.6    "Employment Termination Date"...............................................      2
                2.7    "ERISA".....................................................................      2
                2.8    "For Cause".................................................................      2
                2.9    "Named Fiduciary"...........................................................      2
                2.10   "Paid Notice Period"........................................................      3
                2.11   "Participant"...............................................................      3
                2.12   "Plan"......................................................................      3
                2.13   "Plan Administrator"........................................................      3
                2.14   "Plan Year".................................................................      3
                2.15   "Qualifying Termination"....................................................      3
                2.16   "Subsequent Employer".......................................................      3
                2.17   "Terminated Employee".......................................................      3
                2.18   "Termination Date"..........................................................      3

ARTICLE III     ELIGIBILITY FOR BENEFITS...........................................................      4
                3.1    Benefit Eligibility.........................................................      4
                3.2    Exclusions..................................................................      4
                3.3    Effect of Plan Participation on Claims......................................      4

ARTICLE IV      BENEFIT............................................................................      5
                4.1    Benefit.....................................................................      5
                4.2    Amount of Immediate Cash Benefit............................................      5
                4.3    Other Benefits..............................................................      6
                4.4    Effect on Retirement and Other Benefits Plans
                       or Payments.................................................................      6
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
ARTICLE V       METHOD AND DURATION OF BENEFIT PAYMENTS............................................      8
                5.1    Method of Payment...........................................................      8
                5.2    Termination of Entitlement to Benefits......................................      8
                5.3    Effect of Reemployment......................................................      9

ARTICLE VI      THE PLAN ADMINISTRATOR.............................................................     10
                6.1    Authority and Duties........................................................     10
                6.2    Records, Reporting and Disclosure...........................................     10
                6.3    Compensation, Expenses and Indemnification of the Plan Administrator........     10
                6.4    Bonding.....................................................................     10

ARTICLE VII     AMENDMENT, SUSPENSION AND TERMINATION..............................................     11
                7.1    Amendment, Suspension and Termination.......................................     11

ARTICLE VIII    DUTIES OF THE EMPLOYER.............................................................     12
                8.1    Records.....................................................................     12
                8.2    Payment.....................................................................     12
                8.3    Appointment of Fiduciaries..................................................     12

ARTICLE IX      CLAIMS PROCEDURES..................................................................     13
                9.1    Application for Benefits....................................................     13
                9.2    Appeals of Denied Claims for Benefits.......................................     13
                9.3    Appointment of the Named Appeals Fiduciary..................................     14

ARTICLE X       MISCELLANEOUS PROVISIONS...........................................................     15
                10.1   Nonalienation of Benefits...................................................     15
                10.2   No Contract of Employment...................................................     15
                10.3   Severability of Provisions..................................................     15
                10.4   Heirs, Assigns and Personal Representatives.................................     15
                10.5   Headings and Captions.......................................................     15
                10.6   Gender and Number...........................................................     15
                10.7   Unfunded Plan...............................................................     15
                10.8   Payments to Incompetent Persons, Etc........................................     15
                10.9   Appendices..................................................................     16
                10.10  Lost Payees.................................................................     16
                10.11  Controlling Law.............................................................     16

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                                    ARTICLE I
                                  INTRODUCTION

                  1.1 Background. UGI Utilities, Inc. wishes to adopt a severance pay plan for certain employees in Salary Grades 34 - 37 and 18 - 23, effective January 1, 1999. This Severance Pay Plan will supersede any and all prior practices and plans.

                  1.2 Purpose of Plan. The purpose of the UGI Utilities, Inc. Severance Plan for Salary Grades 34 - 37 and 18 - 23, is to alleviate in part or in full financial hardships which may be experienced by certain Employees of the Employer whose employment is terminated involuntarily, other than for cause, due to (i) the elimination of their position or a reduction in work force, as determined by the Employer; or (ii) such other circumstances as the Employer, acting in its role as the employer and not as a fiduciary, may determine. In essence, benefits under the Plan are intended to be supplemental unemployment benefits which will assist a designated individual during the transition period until other employment is found. The benefits provided under the Plan also are intended to serve as consideration for the Employee's execution of a general release as required hereunder. The Plan is not intended to be included in the definitions of "employee pension benefit plan" and "pension plan" set forth under Section 3(2) of ERISA by reason of being excepted from such definition as a "severance pay arrangement" within the meaning of
Section 3(2)(B)(i) of ERISA. This Plan is intended to meet the descriptive requirements of a plan constituting a "severance pay plan" within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b). Accordingly, the benefits paid by the Plan are not deferred compensation and no employee shall have a vested right to such benefits.

                  1.3 Term of Plan. The Plan will continue until such time as the Employer, acting in its sole discretion, elects to amend, modify, supersede or terminate the Plan for any reason and at any time.

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                                   ARTICLE II
                                   DEFINITIONS

                  2.1 "Benefit" means the amount that a Participant is entitled to receive pursuant to Section 4.2.

                  2.2 "Compensation" means an Employee's annual base salary and applicable target annual bonus amount, if any, in effect on the first day of the calendar quarter immediately preceding the Employee's Employment Termination Date.

                  2.3      "Effective Date" means January 1, 1999.

                  2.4 "Employee" means any employee in Salary Grades 34 - 37 and 18 - 23 who is classified by the Employer as a full-time, active employee; provided, however, that "Employee" does not include any exempt employee in an executive employment category, as determined by the Employer who is covered by the UGI Corporation Senior Executive Employee Severance Pay Plan or any employee whose wages and conditions of employment are the subject of a collective bargaining agreement between the Employer and a collective bargaining agent unless the applicable agreement specifically provides for the participation herein of such employee.

                  2.5 "Employer" means UGI Utilities, Inc. and any successor thereto which adopts the Plan.

                  2.6 "Employment Termination Date" shall mean the date on which the current employment relationship between the Participant and the Employer is terminated.

                  2.7 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  2.8 "For Cause" means any reason for dismissing an Employee from employment with the Employer which the Employer, acting in its role as the employer and not as a fiduciary, determines, in its sole discretion, would constitute grounds for denying payment of Benefits under the Plan upon the Employee's dismissal. The term "For Cause" shall include, but shall not be limited to, dismissal due to breach of trust, unacceptable behavior or performance, excessive absenteeism or tardiness, unsatisfactory performance, or insubordination.

                  2.9 "Named Fiduciary" means the Employer, Plan Administrator, and the Named Appeals Fiduciary within the meaning of Section
9.3. Each Named Fiduciary shall have only those particular fiduciary powers, duties, responsibilities and obligations as are specifically given it under this Plan. Any Named Fiduciary, if so appointed, may perform in more than one fiduciary capacity.

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                  2.10     "Paid Notice Period" shall mean the time period,
which may vary depending upon a Participant's grade level at the time of a Qualifying Termination for which the Employee:

                           (i) is paid salary continuation under Section 4.2(d) of the Plan; and

                           (ii) is provided with the continuation of certain benefits under Section 4.3 of the Plan.

                  2.11 "Participant" means any Terminated Employee who is entitled to receive a Benefit hereunder.

                  2.12 "Plan" means the UGI Utilities, Inc. Severance Plan for Exempt Employees in Salary Grades 34 - 37 and 18 - 23 as set forth herein, and as the same may from time-to-time be amended, modified, superseded or terminated in the sole discretion of the Employer for any reason and at any time.

                  2.13 "Plan Administrator" means an individual or a committee of two or more individuals appointed by the Employer, UGI Utilities, Inc., to serve as such, or in the absence of such appointment, the Employer, acting through its officers.

                  2.14 "Plan Year" means the initial period from the Effective Date through September 30, 1999 and the twelve month period commencing on each October 1 thereafter and ending on the following September 30.

                  2.15     "Qualifying Termination" means, subject to Section
3.2 which enumerates certain exclusions, an involuntary termination of employment, for reasons other than For Cause, occurring as a result of (i) the sale or discontinuance of operations (other than a discontinuance of operations and a termination of employment which the Employer determines is of a temporary nature) of the Employer facility in which the Employee has been employed, (ii) the occurrence of any other special event which gives rise to job eliminations, or (iii) such other circumstances as the Employer, acting in its role as the employer and not as a fiduciary, may determine and which the Employer shall determine, in its sole discretion and solely with respect to such occurrence, shall create an entitlement to Benefits hereunder.

                  2.16 "Subsequent Employer" means another person or entity who becomes the Employee's employer and who purchases some or all of the assets or stock or continues the operation of a former facility of the Employer or one of its affiliates at which the Employee performed significant functions while an employee of UGI Utilities, Inc. or one of its affiliates.

                  2.17 "Terminated Employee" means an Employee who has been designated in accordance with Section 3.1 as one whose employment has been terminated by reason of a Qualifying Termination.

                  2.18 "Termination Date" means the date of a "Qualifying Termination".

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                                   ARTICLE III
                            ELIGIBILITY FOR BENEFITS

                  3.1 Benefit Eligibility. The Employer shall designate in its sole discretion to the Plan Administrator those Employees whose employment has been terminated by reason of a Qualifying Termination.

                  3.2 Exclusions. Notwithstanding the provisions of Section 3.1, an Employee will not be deemed to have had a Qualifying Termination and, accordingly, will not be eligible for Benefits, if any of the following circumstances apply:

                           (a) The Employee has completed less than three months of continuous service;

                           (b) The Employee's termination from employment is due to a voluntary termination (with or without notice), retirement, death, military service, or a disability entitling him or her to benefits under any sick pay or disability income plan or policy sponsored by the Employer (including Workers Compensation);

                           (c) The Employee was hired for a definite term or task (e.g., temporary employees);

                           (d) The Employee receives an offer of employment with the Employer or one of its affiliates with a geographic location of under 50 miles from the Employee's present work location; or

                           (e) The Employee (i) is employed by a Subsequent Employer after such termination of employment ; or (ii) receives an offer (either stated or implicit) of employment with a Subsequent Employer in a position the duties of which are substantially comparable to the Employee's employment duties immediately prior to such termination of employment, without regard to whether the pay or other terms and conditions of employment are comparable.

                  3.3 Release/Effect of Plan Participation on Claims. Eligibility for Benefits under this Plan are expressly contingent on the Employee signing and not rescinding or contesting the enforceability of a release containing a waiver of claims in such form as may be prescribed from time-to-time by the Employer, acting as an employer and not as a fiduciary. The Employer, in its sole discretion, acting in its role as employer and not as a fiduciary, may waive application of this provision with regard to the occurrence of any of the foregoing events or circumstances.

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                                   ARTICLE IV
                                     BENEFIT

                  4.1 Benefit. Subject to the provisions of Section 7.1, the Employer, in its sole discretion, acting in its role as the employer and not as a fiduciary, shall determine which Terminated Employees shall be awarded a Benefit hereunder and the amount of any such Benefit. The Employer may take into account the Terminated Employee's contributions to the business of the Employer, position within the Employer, length of service, the employment market for the Terminated Employee's skills or any other factors it determines to be relevant in deciding which Terminated Employees shall be awarded Benefits and the amount of such Benefits, and need not apply its determination in a uniform manner to Terminated Employees similarly situated. Furthermore, the Employer, acting as an employer and not as a fiduciary, may in its sole discretion deny Benefits to any Terminated Employee.

                  4.2 Amount of Immediate Cash Benefit. The cash amount to be paid to a Terminated Employee eligible to receive benefits under Articles III and IV hereof, shall equal the sum of the following:

                           (a) An amount of severance pay equal to a minimum of five (5) times the Daily Cash Compensation per year of continuous service to a maximum of twelve (12) times the Daily Cash Compensation per year of continuous service. "Daily Cash Compensation" means Compensation divided by 260. The minimum Benefit paid to any Terminated Employee shall be an amount equal to a Terminated Employee's Compensation for two (2) weeks (10 days) and the maximum Benefit paid to any terminated Employee under this formula will be an amount equal to a Terminated Employee's Compensation for one (1) year. A "year of continuous service" shall be measured from the Terminated Employee's most recent employment commencement date to his or her Employment Termination Date.

                           (b) An amount equal to the vacation that the Terminated Employee would earn from Employment Termination Date to the conclusion of the Terminated Employee's applicable Paid Notice Period;

                           (c) An amount equal to the Terminated Employee's target annual bonus amount, under the applicable annual bonus plan (or its successor), if any, for the current Plan Year multiplied by the number of months elapsed in the current Plan Year to the Terminated Employee's Employment Termination Date and divided by twelve (12); provided, however, that if the Employment Termination Date occurs in the last two (2) months of the Plan Year, in lieu of the payment described above, the amount to be paid pursuant to this clause (c) shall be determined and paid after the end of the Plan Year in accordance with the terms and conditions of the applicable annual bonus plan, if any, as though the Terminated Employee were still an Employee, except that the weighting to be applied to the Terminated Employee's business/financial performance goals under the

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         annual bonus plan will be prorated deemed to be 100%; provided further, however, that in the discretion of the Chief Executive Officer, the amount payable pursuant to this paragraph (c) may be computed in all cases for Employment Termination Dates occurring during the first ten
         (10) months of the fiscal year;

                           (d) An amount of salary continuation to be paid during the Paid Notice Period equal to Compensation divided by twelve
         (12) and multiplied by the number of months of Paid Notice as follows:
         Grades 18 - 23 and exempt directs to a Vice-President of UGI Utilities, Inc., one month and Grades 34 - 37, two months: and

                           (e) An amount equal to all earned and accrued vacation through the Employment Termination Date.

                  4.3 Other Benefits. A Terminated Employee shall continue to be entitled, through the end of the Terminated Employee's applicable Paid Notice Period as set forth above, to those employee benefits listed below, as in effect from time-to-time during the applicable Paid Notice Period based upon the amount of coverage or benefit provided at the Termination Date:

                           (a)      Basic Life Insurance;

                           (b)      Supplemental Life Insurance;

                           (c)      Medical Plan and Dental Assistance Plan; and

                           (d) For Salary Grades 34 - 37, UGI Corporation Supplemental Executive Retirement Plan.

                  Contributions for these coverages will be deducted from the Employee's lump sum payment on an after-tax basis.

                  4.4      Effect on Retirement and Other Benefit Plans or
Payments.

                           (a) This Plan shall not govern and shall in no way affect the Terminated Employee's interest in, or entitlement to benefits under any of the Employer's qualified retirement plans, and any payments received under any such plan shall not affect a Terminated Employee's right to any benefit hereunder.

                           (b) A Terminated Employee who has been awarded Benefits under Sections 4.1 through 4.3 may continue to receive health benefits after the Employment Termination Date or any applicable Paid Notice Period under the applicable health plan maintained by the Employer for such period of time as may be required by applicable federal or state law at the same rates that are charged by the Employer to its terminated employees who are not participants in this Plan.

                           (c) There shall not be drawn from the provision by the Employer of any Benefits under Section 4.3, any implication of continued employment or of continued right to accrual of retirement plan benefits under the Company's qualified retirement plans, nor shall a Terminated Employee, except as provided in Section 4.2(b), accrue vacation days, paid holidays, paid sick days or other similar benefits normally associated with employment for any period after the Employment Termination Date or any applicable Paid Notice Period.

                           (d) The Benefits payable under this Plan shall be reduced by any and all separation payments or other similar payment required to be made by the Employer under federal, state and local laws including, but not limited to, the Worker Adjustment and Retraining Notification Act.

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                                    ARTICLE V
                     METHOD AND DURATION OF BENEFIT PAYMENTS

                  5.1 Method of Payment. Except as provided in Section 4.2(c), the Benefit to which a Terminated Employee is entitled, shall be paid in a single lump sum, unless the Employer, in its sole discretion, acting in its role as employer and not as a fiduciary, determines otherwise. Payment shall be made by personal delivery, by mailing to the last address provided to the Employer by the Terminated Employee or, at the election of the Terminated Employee and subject to the consent of the Employer, by depositing in accordance with any direct deposit instructions received by the Terminated Employee. In general, payment shall be made as promptly as practicable after (a) the Terminated Employee's Qualifying Termination; and (b) after the execution by the Employee of the release satisfying the requirements of Section 3.3; and (c) the expiration of any and all waiting periods under federal, state and local law relating to the execution of the release. In no event will interest be credited on the unpaid balance of any Benefit to which a Terminated Employee may become entitled. All Benefits are subject to applicable federal, state and local taxes.

                  5.2 Termination of Entitlement to Benefits. A Participant shall cease to participate in the Plan, and any Benefits to any Terminated Employee shall cease, upon the occurrence of the earliest of:

                           (a) the termination of the Plan or the adoption of an amendment to the Plan which would result in the cessation of Benefit payments hereunder;

                           (b) completion of the Paid Notice Period as defined at Section 2.10;

                           (c)      the death of the Employee; or

                           (d) the discovery that the Terminated Employee's termination from employment with the Employer was For Cause, whether or not such discovery occurs before the Employee's Termination Date.

                  In the event that the circumstances described in Section 5.2(d) occur after a Terminated Employee has received Benefits, the Terminated Employee will forfeit any and all entitlement to Benefits and will be required to return to the Employer immediately, the full amount of any such Benefit.

                  The Employer, in its sole discretion, acting in its role as employer and not as a fiduciary, may waive application of this provision with regard to the occurrence of any of the foregoing events or circumstances.

                  5.3 Effect of Reemployment. In the event a Terminated Employee who qualifies for Benefits hereunder is rehired as a full-time employee of the Employer, or hired as a full-time employee of any affiliate of the Employer, the Employer has the right to cease payment of Benefits and/or require the repayment of all or a portion of the benefit amount paid as a precondition to reemployment.

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                                   ARTICLE VI
                             THE PLAN ADMINISTRATOR

                  6.1 Authority and Duties. It shall be the duty of the Plan Administrator, on the basis of information supplied to it by the Employer to determine the eligibility of each Terminated Employee to participate in the Plan. The Employer, in its role as the employer and not as a fiduciary, shall determine the amount of Benefit to which each Participant may be entitled and the manner and time of payment of the Benefit. The Plan Administrator shall have the full power and authority to construe, interpret and administer the Plan, to correct deficiencies therein, and to supply omissions. All decisions, actions and interpretations of the Plan Administrator shall be final, binding and conclusive upon the parties, subject only to determinations by the Named Appeals Fiduciary with respect to denied claims for Benefits. Any decisions, actions or interpretations to be made under the Plan by the Employer, in its role as an employer and not as a fiduciary, shall be made in its sole discretion and need not be uniformly applied to similarly situated individuals and shall also be final, binding and conclusive upon the parties.

                  6.2 Records, Reporting and Disclosure. The Plan Administrator shall keep all individual and group records relating to Participants and former Participants and all other records necessary for the proper operation of the Plan. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Internal Revenue Code, and every other relevant statute, each as amended, and all regulations thereunder, except that the Employer, as payor of the Benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable.

                  6.3 Compensation, Expenses and Indemnification of the Plan Administrator. Individuals serving (either alone or as a committee) as the Plan Administrator who are full time employees of the Employer shall receive no additional compensation for their services as Plan Administrator. However, all reasonable expenses of the Plan Administrator shall be paid or reimbursed by the Employer upon proper documentation. Individuals serving (either alone or as a committee) as the Plan Administrator shall be indemnified by the Employer against personal liability and defense costs for actions taken in good faith in the discharge of their duties as the Plan Administrator.

                  6.4 Bonding. The Plan Administrator shall arrange any bonding that may be required by law, but no amount in excess of the amount required by law (if any) shall be required by the Plan.

                                   ARTICLE VII
                      AMENDMENT, SUSPENSION AND TERMINATION

                  7.1 Amendment, Suspension and Termination. The Employer reserves the right, in its role as employer and not as a fiduciary, at any time and from time to time, to amend, modify, suspend or terminate the Plan in whole or in part, for any reason and at any time, and without either the consent of, or the prior notification to, any Participant, Terminated Employee, Employee or other individual. No such amendment, modification, suspension or termination shall give the Employer the right to recover any amount paid to a Participant prior to the date of such amendment, modification, suspension or termination. However, any such amendment, modification, suspension or termination may cause the discontinuance of payments of Benefits, or the cessation of the obligation to pay any Benefit, to any person or persons under the Plan. The Employer shall have the right to delegate its authority and powers hereunder, or any portion thereof, to a committee, an affiliated company or any other individual or entity.

                                  ARTICLE VIII
                             DUTIES OF THE EMPLOYER

                  8.1 Records. The Employer shall supply to the Plan Administrator all records and information necessary to the performance of the Plan Administrator's duties.

                  8.2 Payment. The Employer shall make payments from its general assets to Participants in accordance with the terms of the Plan.

                  8.3 Appointment of Fiduciaries. The Employer shall appoint, and may at any time remove, the Plan Administrator and the Named Appeals Fiduciary in accordance with the applicable provisions of the Plan.

                                   ARTICLE IX
                                CLAIMS PROCEDURES

                  9.1 Application for Benefits. Each Terminated Employee believing himself or herself to be entitled to Benefits under this Plan may apply for such Benefits within 30 days of his or her termination of employment. Such application must be in writing and must state the reason(s) the Terminated Employee believes he or she is entitled to Benefits under this Plan and include such other information as may be required by the Plan Administrator. Before the date on which Benefits are paid or payments commence, each such application must be supported by such information as the Plan Administrator deems relevant and appropriate. Benefits shall not be paid or commence to be paid until an application has been submitted and approved by the Plan Administrator in accordance with such rules and procedures as the Plan Administrator may from time to time prescribe.

                  9.2 Appeals of Denied Claims for Benefits. In the event that any claim for Benefits is denied in whole or in part by the Plan Administrator, the claimant whose claim has been so denied shall be notified of such denial in writing by the Plan Administrator. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the individual of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

                           (a) The Terminated Employee whose claim has been denied shall file with the Plan Administrator a notice of desire to appeal the denial. Such notice must be filed within sixty (60) days of notification of the claim denial, be made in writing, and set forth all of the facts upon which the appeal is based. Appeals not timely filed in writing shall be barred.

                           (b)      The Plan Administrator shall, within thirty
         (30) days of receipt of the claimant's notice of appeal, establish a hearing date on which the claimant may make an oral presentation via telephone or in person to the Named Appeals Fiduciary in support of his or her appeal. The claimant shall be given not less than ten (10) days notice of the date set for the hearing.

                           (c) The Named Appeals Fiduciary shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his or her interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

                           (d) The Named Appeals Fiduciary shall render a determination upon the appeal, which determination shall be accompanied by a written statement as to the reasons therefor. The determination so rendered shall be binding upon all parties and shall not be overturned by a reviewing tribunal unless it can be shown that the decision was arbitrary and capricious. In applying this standard, a reviewing tribunal shall not set aside the decision of the Named Appeals Fiduciary as long as there exists any rational basis for the decision of the Named Appeals Fiduciary.

                  9.3 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be an individual or a committee of two or more individuals appointed by the Employer, who may, but need not be, employees of the Employer, or in the absence of such appointment, the Named Appeals Fiduciary shall be the Plan Administrator. The Named Appeals Fiduciaries may at any time be removed by the Employer. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a "named fiduciary" within the meaning of ERISA, and shall have only the authority, responsibility, or liability set forth in this
Article IX.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

                  10.1 Nonalienation of Benefits. None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under this Plan.

                  10.2 No Contract of Employment. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Employee, or any person whosoever, the right to be retained in the service of the Employer, and all Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

                  10.3 Severability of Provisions. Except for those provisions contained in Section 3.3 which go to the essence of this Plan and require the execution of a release as a condition precedent to eligibility, if any other provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision had not been included.

                  10.4 Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, present and future (except that no successor to the Employer shall be considered a Plan sponsor unless that successor adopts this Plan).

                  10.5 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                  10.6 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

                  10.7 Unfunded Plan. The Plan shall not be funded. No Participant shall have any right to, or interest in, any assets of the Employer which may be applied by the Employer to the payment of Benefits.

                  10.8 Payments to Incompetent Persons, Etc. Any Benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably

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

appearing to provide for the care of such person, and such payment shall fully discharge the Employer, the Plan Administrator and all other parties with respect thereto.

                  10.9 Appendices. From time to time, the Employer may elect to append provisions of limited duration to this Plan to govern what the Employer determines to be special circumstances governing certain Employees. Each such Appendix, during the period stipulated therein, shall be deemed a part of this Plan. Except as otherwise stated in any such Appendix applicable to any Employee or Terminated Employee, the rights of such Employee or Terminated Employee as stated in such Appendix shall supersede the rights provided under this Plan; the Benefits provided under such Appendix shall be in lieu of comparable or stipulated Benefits provided under this Plan, and there shall be no duplication of Benefits.

                  10.10 Lost Payees. A benefit shall be deemed forfeited if the Plan Administrator is unable to locate a Participant to whom a Benefit is due. At the sole discretion of the Employer, acting in its role as an employer and not as a fiduciary, such Benefit may be reinstated if application is made by the Participant for the forfeited Benefit while this Plan is in operation.

                  10.11 Controlling Law. This Plan shall be construed and enforced according to Pennsylvania law except to the extent superseded by federal law.

                  IN WITNESS WHEREOF, the Employer has caused this Plan to be executed in its name and behalf this 1st day of January, 1999, by its officers thereunto duly authorized.

                                            UGI UTILITIES, INC.
Attest:

By: /s/ John C. Barney                      By: /s/ Robert J. Chaney
   -------------------                         ---------------------

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